SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. ______________)


Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement           |_|  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HARBOR FLORIDA BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

     (5) Total fee paid:


--------------------------------------------------------------------------------

     |_| Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

     (1) Amount previously paid:


--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------

     (3) Filing Party:


--------------------------------------------------------------------------------

     (4) Date Filed:


--------------------------------------------------------------------------------

                         HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                              Fort Pierce, FL 34950
                                 (561) 461-2414

                                February 5, 1999

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), the stock holding company for Harbor Federal Savings Bank (the "Bank"). The purpose of the Annual Meeting is to consider the election of two (2) directors of the Company for three year terms, to ratify the appointment by the Company's Board of Directors of the firm of KPMG LLP as independent public accountants for the Company for the fiscal year ending September 30, 1999, and to approve an amendment to the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees (the "Plan"). The Annual Meeting is scheduled to be held on Friday, March 19, 1999, at 10:00 a.m., Florida time, at Old City Hall Annex, 315 Avenue A, Fort Pierce, Florida.

     The attached Notice of Annual Meeting and Proxy Statement describes the proposals in detail. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK OUTSTANDING MUST BE REPRESENTED EITHER IN PERSON OR BY PROXY TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS AT THE ANNUAL MEETING.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.

                                            Sincerely yours,

                                            /s/ Michael J. Brown, Sr.
                                            ------------------------------------
                                            Michael J. Brown, Sr.
                                            President and CEO




                     HARBOR FLORIDA BANCSHARES, INC. IS THE
                HOLDING COMPANY FOR HARBOR FEDERAL SAVINGS BANK

                         HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                           Fort Pierce, Florida 34950
                                 (561) 461-2414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 19, 1999

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company") will be held at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida on Friday, March 19, 1999, at 10:00 a.m. Florida time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

     1. To elect two (2) directors of the Company for three year terms.

     2. To ratify the appointment by the Company's Board of Directors of the firm of KPMG LLP as independent public accountants for the Company for the fiscal year ending September 30, 1999.

     3. To approve an amendment to the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for directors, officers and employees (the "Plan").

     4. To approve the adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve one or more of the preceding proposals.

     5. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Bancshares is not aware of any matters other than those set forth above which may properly come before the meeting.

     The Board of Directors of Bancshares has fixed January 22, 1999, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.


                                               BY ORDER OF THE BOARD OF
                                               DIRECTORS

                                               /s/ Michael J. Brown, Sr.
                                               ---------------------------------
                                               Michael J. Brown, Sr.
                                               President & CEO


February 5, 1999
Fort Pierce, Florida

     YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.

                         HARBOR FLORIDA BANCSHARES, INC.

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 19, 1999

     This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share ("Common Stock"), of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, March 19, 1999, at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida at 10:00 a.m. Florida time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about February 8, 1999.

     Each proxy solicited hereby, if properly signed and returned to Bancshares and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of Messrs. Enns and Abernethy, in favor of the ratification of KPMG LLP, in favor of an amendment to the Plan, in favor of the adjournment of the Annual Meeting and, in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.

                             SOLICITATION OF PROXIES

     All costs of the solicitation of proxies will be borne by Bancshares. In addition to solicitation by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,500 plus out-of-pocket expenses. In addition, directors, officers and other employees of Bancshares or Harbor Federal Savings Bank (the "Bank") may solicit proxies personally or by telephone or other means without additional compensation. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

                              REVOCATION OF PROXIES

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Bancshares, (ii) properly submitting to Bancshares a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Harbor Florida Bancshares, Inc., 100 S. Second Street, Fort Pierce, Florida 34950, Attention:
Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

                                VOTING SECURITIES

     The securities that may be voted at the Annual Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. Only holders of record of Common Stock at the close of business on January 22, 1999, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 31,013,779 shares of Common Stock issued and outstanding. Bancshares had no other class or securities outstanding at this time.

     As provided in Bancshares' Certificate of Incorporation, holders of Common Stock who beneficially own in excess of ten percent of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

                                VOTING PROCEDURES

     Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented in proxy at the Annual Meeting is required to approve the proposals described in this proxy statement, except that directors can be elected by a plurality of stockholders. Stockholders are not permitted to accumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and Broker Non-Votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

     With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting.
Adoption of the amendment to the Plan and ratification of KPMG LLP as independent auditors for the fiscal year ending September 30, 1999, will each require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against each of these proposals. Broker Non-Votes, however, are not counted as presented and entitled to vote on the proposals, and have no effect on such vote.

     The Company's annual report to stockholders for its fiscal year ended September 30, 1998 (the "Annual Report"), was previously mailed to stockholders. The Company has filed with the Securities and Exchange Commission (the "SEC") and an Annual Report on Form 10-K for the fiscal year ended September 30, 1998. Stockholders may obtain, free of charge, either an additional copy of the Annual Report or a copy of the Annual Report on Form 10-K by requesting it by telephone or in writing from Bonnie Forrest, Harbor Florida Bancshares, Inc., 100 S. Second Street, Fort Pierce, FL 34950, (561) 460-7046.

     Executed, unmarked proxies will be voted FOR all proposals.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company. The Board of Directors has designated Peabody & Brown, the Company's special counsel, to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of December 31, 1998, except as specifically noted, with respect to ownership of the Company's Common Stock by: (i) the Harbor Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (ii) Thomson Horstmann & Bryant, Inc.; (iii) the executive officers and directors of the Company; and (iv) all the directors and executive officers of the Company as a group. Except for those listed below, and based on the absence of any filings under Regulation 13D-G with the Securities and Exchange Commission, Bancshares has no knowledge of any other person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock. Common Stock Beneficially Owned(1)

              Name                                  Title or Address                Number(2)          Percent
              ----                                  ----------------                ---------          -------
Harbor Federal Savings Bank Employee            100 S. Second Street
Stock Ownership Plan                            Fort Pierce, FL 34950            2,233,527               7.20%

Thomson Horstmann & Bryant, Inc.                Park 80 West, Plaza Two
                                                Saddle Brook, NJ 07663           1,631,400(16)           5.26%

Bruce R. Abernethy, Sr                          Vice Chairman of the Board         355,025(3)(12)(14)    1.14%

Richard N. Bird                                 Director                           145,941(8)(14)         *

Michael J. Brown, Sr                            Director, President and Chief
                                                Executive Officer                  739,582(4)(15)        2.38%

Richard K. Davis                                Director                           277,520(3)(5)(14)      *

Edward G. Enns                                  Chairman of the Board               93,459(6)(14)         *

Frank H. Fee III                                Director                           392,324(3)(13)(14)    1.26%

Richard B. Hellstrom                            Director                           161,724(7)(14)         *

Don W. Bebber                                   Senior Vice President              142,045(9)(15)         *

Robert W. Bluestone                             Senior Vice President              327,503(15)           1.06%

Albert L. Fort                                  Senior Vice President              155,243(10)(15)        *

David C. Hankle                                 Senior Vice President              227,448(11)(15)        *
Directors and Executive Officers as a
group (11 persons)                              N/A                              3,017,814               9.73%

----------
(1) Except as otherwise noted, all beneficial ownership by directors and officers is direct and each director or officer exercises sole voting and investment power over the shares.

(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Bancshares.

(3) Includes 134,404, 89,540 and 102,555 shares, respectively, held by the Directors' Deferred Compensation Plan for the benefit of Messrs. Abernethy, Davis and Fee.

(4) Does not include 33,745 shares held by spouse or 1,201 shares held in trust for the benefit of grandchildren. Mr. Brown disclaims beneficial ownership of these shares.

(5) Includes 65,634 shares held by Richard K. Davis Construction Corporation Profit Sharing Fund and 2,000 shares held by Richard K. Davis Construction. Does not include 22,292 shares owned by Nancy D. Davis, spouse. Mr. Davis disclaims beneficial ownership of the 22,292 shares held by his spouse.

(6) Includes currently exercisable options to purchase 27,000 shares. Does not include 36,376 shares held by spouse. Mr. Enns disclaims beneficial ownership of the shares held by his spouse.

(7)  Includes 12,018 shares held by spouse.

(8) Includes 25,429 shares held by spouse, of which 8,115 shares are unvested shares of RRP Stock awarded pursuant to the Plan.

(9) Includes currently exercisable options to purchase 33,436 shares. Does not include 2,002 shares held by spouse. Mr. Bebber disclaims beneficial ownership of the shares held by his spouse.

(10) Does not include 22,574 shares held by spouse. Mr. Fort disclaims beneficial ownership of the shares held by his spouse.

(11) Does not include 16,413 shares held by spouse and 24,433 shares held as custodian for minor children. Mr. Hankle disclaims beneficial ownership of these shares.

(12) Includes currently exercisable options to purchase 59,192 shares. Does not include 18,181 shares held by spouse. Mr. Abernethy disclaims beneficial ownership of the shares held by his spouse.

(13) Does not include 12,304 shares held by spouse. Mr. Fee disclaims beneficial ownership of the shares held by his spouse.

(14) Includes  27,576,  24,771,  24,771,  30,914,  24,771 and 24,771  restricted shares of Common Stock awarded, respectively, to Messrs. Abernethy, Bird, Davis, Enns, Fee and Hellstrom under the Plan. These awards of RRP Stock will vest in annual installments of 20% of the total award, beginning on September 18, 1999.

(15) Includes 157,574,  39,393,  39,394,  39,393 and 39,394 restricted shares of
     Common Stock awarded, respectively, to Messrs. Brown, Bebber, Bluestone, Fort and Hankle under the Plan. These awards of RRP Stock will vest in annual installments of 10% of the total award, beginning on September 18, 1999.

(16) Based on a Schedule 13G, dated January 22, 1999, filed with the Securities and Exchange Commission.

*    Represents less than 1% of outstanding shares.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provide that the Board of Directors be composed of seven members and be divided into three approximately equal classes. The members of each class are elected for a term of three years. One class is elected annually.

     Two directors will be elected at the Annual Meeting. The Board of Directors has nominated current directors Edward G. Enns and Bruce R. Abernethy for re-election. If elected, Messrs. Enns and Abernethy will each serve as director for a three year term expiring at the Annual Meeting to be held in 2002.

     The Nominating Committee of the Board of Directors determines management nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary of the Company not fewer than ninety (90) days prior to the date of the Annual Meeting. No stockholder nominations have been received by the Company. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

     The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

     The following table sets forth certain information, as of December 31, 1998, with respect to each nominee, and each director continuing in office.

       Name                   Age      Director Since(1)      New or Current Term to Expire(2)
       ----                   ---      -----------------      --------------------------------
BOARD NOMINEES

Bruce R. Abernethy            63             1983                         2002

Edward G. Enns                65             1977                         2002


DIRECTORS CONTINUING IN OFFICE

Richard N. Bird               58             1997                         2000

Michael J. Brown, Sr.         57             1977                         2001

Richard K. Davis              68             1978                         2000

Frank H. Fee                  55             1987                         2000

Richard B. Hellstrom          62             1988                         2001


----------
(1)  Includes prior service on the Board of Directors of the Bank.

(2)  All terms expire on the date of the Annual Meeting.

     The principal occupation for the last five years for each nominee and director of the Company is set forth below.

     Bruce R. Abernethy, Sr.        Mr.  Abernethy  was  elected to the Board in
                                    1983. He served as Executive  Vice President
                                    of the Fort Pierce/St.  Lucie County Chamber
                                    of Commerce from May 1991 to May 1993. Prior
                                    to that Mr. Abernethy was operations manager
                                    for the Southern Bell Telephone Company.  He
                                    currently   resides  in  St.  Lucie  County,
                                    Florida, and is retired.

     Richard N. Bird                Mr. Bird is President and  principal  broker
                                    of Bird Realty Group, Inc., a real estate brokerage firm specializing in commercial real estate in Indian River County. He is recently retired from elected office after serving sixteen years on the Indian River
                                    County  Commission.  Mr. Bird  assisted  the
                                    Bank in  forming  the  Indian  River  County
                                    Advisory Board and served as a member of that Board in 1996. He conducts his business in Indian River County, Florida.

     Michael J. Brown, Sr.          Mr. Brown has served as President  and Chief
                                    Executive Officer of the Bank since 1976. He
                                    was  elected to the Board in 1977.  Prior to
                                    joining  the Bank,  Mr.  Brown was the Chief
                                    Financial  Officer  at  University   Federal
                                    Savings  in  Coral   Gables,   Florida   and
                                    Prudential Savings in Clayton, Missouri. Mr.
                                    Brown has served as president of the Chamber of Commerce and the Rotary Club. He has also been a member of the Federal Home Loan
                                    Mortgage Corporation Advisory Board.

     Richard K. Davis               Mr.   Davis  has  served  on  the  Board  of
                                    Directors  since  1978.  He is  Chairman  of
                                    Richard K. Davis Construction Corp., located in St. Lucie County, Florida.

     Edward G. Enns                 Mr.  Enns has  served  as a  Director  since
                                    1977. He is the owner of the Enns Agency,  a
                                    property  and  casualty   insurance   agency
                                    located in Fort Pierce, Florida. Mr. Enns is a licensed real estate sales agent. He is a former County Commission Chairman of St.
                                    Lucie County, Florida, and presently serves as mayor of the city of Fort Pierce.

     Frank H. Fee, III              Mr. Fee has served as a Director since 1987.
                                    He is an attorney  and  President of the law
                                    firm of Fee &  Koblegard,  P.A.  which  does
                                    business under the  registered  name of Fee,
                                    Koblegard & DeRoss,  a general  practice law
                                    firm  located in Fort Pierce,  Florida.  Mr.
                                    Fee is  also  President  of  Treasure  Coast
                                    Abstract  &  Title  Insurance  Company,   an
                                    abstracting and title insuring agent firm, and in the business of citrus and cattle production.

     Richard B. Hellstrom           Mr.  Hellstrom  has  been a  Director  since
                                    1988.  He is  shareholder  and  President of
                                    Lindahl,   Browning,  Ferrari  &  Hellstrom,
                                    Inc.,   a  firm   specializing   in   civil,
                                    environmental and agricultural  engineering.
                                    He conducts his business in St. Lucie and Martin Counties, Florida.

Board Meetings and Committees

     The Board of Directors currently meets once a month and may have additional meetings. During the fiscal year ended September 30, 1998, the Board met 19 times. All Directors who served as directors during the fiscal year ended September 30, 1998, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. The standing committees include the following:

     Audit Committee. The Audit Committee met four times during the fiscal year ended September 30, 1998. The Audit Committee reviews the internal audit department of the Bank as well as selecting the independent auditors for Bancshares. It also has oversight of the Bank's internal control structure and financial reporting and reviews the Bank's annual audit plan. This committee currently consists of Messrs. Bird, Davis, and Fee.

     Compensation Committee. The Compensation Committee met four times in fiscal 1998. It reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. The Committee also administers the Bank and the Company's stock benefit plans. This committee consists of Messrs. Abernethy, Enns, and Hellstrom.

     Credit Committee. The Credit Committee met 11 times in fiscal 1998. It evaluates and takes action on credit applications that represent a total exposure over a certain threshold. The Committee meets on an as-needed basis and consists of Directors Abernethy, Bird, Davis, Enns, Fee and Hellstrom. The Committee requires a quorum of three (3) members in order to conduct business.

Directors' Fees

     Directors receive a monthly fee of $1,855 for serving on the Board. Directors Abernethy and Fee defer their compensation through the Directors' Unfunded Deferred Compensation Plan. In addition, each Director is covered by a Group Accident and Travel Plan at a cost of $290 per year per Director. The Chairman of the Board, Edward G. Enns, receives an additional $460 per month and the Vice-Chairman, Bruce R. Abernethy, Sr., receives an additional $210 per month. The Chairman and Vice-Chairman devote approximately 10% and 8%, respectively, of their professional time to the affairs of the Company. President Brown receives no fees for serving on the Board of Directors.

Director Retirement Plan

     The Bank has established a Director Retirement Plan. Under this plan, non-employee directors who served on the Board of Directors for ten (10) years and have attained the age of 65 are entitled to receive annually until death a payment upon retirement equal to 2 1/2% of the average of the annual Board fee paid such directors for the last three years of service multiplied by his years of Board services (not to exceed 50% of the three year average fee). In 1996, the Board discontinued this plan on a prospective basis. Directors who were elected to the Board after 1996, such as Richard N. Bird, are not eligible to participate in this plan.

Directors' Unfunded Deferred Compensation Plan

     The Unfunded Deferred Compensation Plan for Directors (the "Directors' Deferred Compensation Plan") provides that a director may elect to defer all or part of his annual director fees to fund the Directors' Deferred Compensation Plan. The plan also provides that deferred fees are to earn interest at an annual rate equal to the 30-month certificate of deposit rate adjusted and compounded quarterly. Amounts deferred under the Directors' Deferred Compensation Plan are distributed in annual installments over a ten year period beginning with the first day of the calendar year immediately following the year in which the director ceases to be a director. The Directors' Deferred Compensation Plan also provides methods of distribution in the event of the death of the participant as well as retirement or removal from the Board. As of December 31, 1998, the Directors' Deferred Compensation Plan held 134,404, 89,540, and 102,555 shares of Common Stock for Messrs. Abernethy, Davis and Fee, respectively. These shares were acquired by the Plan utilizing deferred annual director fees of Messrs. Abernethy, Davis and Fee. Currently Directors Abernethy and Fee are deferring director fees pursuant to the Directors' Deferred Compensation Plan.

Executive Compensation

     The following table sets forth the compensation paid to Mr. Michael J. Brown, Sr., President and Chief Executive Officer, Robert W. Bluestone, Senior Vice President - Retail Banking, David C. Hankle, Senior Vice President - Credit Administration/Commercial Lending, Don W. Bebber, Senior Vice President and Chief Financial Officer, and Albert L. Fort, Senior Vice President - Marketing/Operations in each of the last three fiscal years. No other executive officer of the Company or the Bank served as President or earned a total salary and bonus in excess of $100,000 during these three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                                                All Other
                                               Annual Compensation           Long Term Compensation        Compensation($)(2)
                                             -----------------------     ------------------------------    ------------------
                                                                          Restricted
     Name and                                                               Stock
 Principal Position            Year(1)       Salary($)      Bonus($)     Awards($)(3)     Options(#)(4)
 ------------------            -------       ---------      --------     ------------     -------------
Michael J. Brown, Sr.            1998         $265,057       $25,244      $1,684,466         262,623           $153,370
President                        1997          250,057        23,804               0          18,028            127,709
                                 1996          235,550        22,260               0          12,019             98,996


Robert W. Bluestone              1998         $132,800       $12,800        $421,122          65,656            $39,526
Senior Vice President -          1997          127,083        12,250               0               0              8,375
  Retail Banking                 1996          121,717        11,780               0           3,005             10,510



David C. Hankle                  1998         $131,792       $12,700        $421,122          65,656            $42,192
Senior Vice President -          1997          126,083        12,150               0               0             11,852
  Credit Administration/         1996          120,717        11,680               0           3,005             14,194
   Commercial Lending

Don W. Bebber                    1998         $120,792       $11,150        $421,111          65,656            $36,074
Senior Vice President-           1997          110,333        10,450               0               0              9,162
  Chief Financial Officer        1996          102,917         9,500               0           3,005             11,033


Albert L. Fort                   1998         $106,083       $10,100        $421,111          65,655            $34,313
Senior Vice President-           1997          100,283         9,670               0               0             10,218
  Marketing/Operations           1996           96,392         9,485               0           3,005             12,286

----------
(1)  The Company and the Bank's fiscal years each end September 30.

(2) For fiscal 1998 consists of insurance payments of $7,245, $3,355, $4,457, $4,435 and $4,206 and contributions to the ESOP in the equivalent amount of $38,403, $36,171, $35,889, $31,639 and $28,574 for Messrs. Brown,
     Bluestone, Hankle, Bebber and Fort, respectively. Additionally, the Bank contributed $1,171, $1,846 and $1,532 to Messrs. Brown, Hankle and Fort, respectively, pursuant to the Bank's 401(k) Profit Sharing Plan and Trust. The Bank also contributed $106,550 to fund Mr. Brown's Supplemental Executive Retirement Plan. Other personal benefits provided by the Company or the Bank have not been listed. The aggregate amount of such benefits does not exceed the lesser of $50,000, or 10% of each named executive officers' cash compensation.

(3) Represents restricted shares of Common Stock awarded by the Compensation Committee pursuant to the Plan. Awards were granted on September 18, 1998, the date the Plan was approved by stockholders. Common Stock granted to Messrs. Brown, Bluestone, Hankle, Bebber and Fort as restricted stock awards pursuant to the Plan vest in annual installments of 10% of the total award, beginning on September 18, 1999. The value of such shares, when awarded, was determined by multiplying the number of shares awarded by the price of the Common Stock on September 18, 1998, the date of grant or $10.69 per share. At September 30, 1998, none of the shares had vested. The fair market value of such restricted stock, based on the last sale reported on the NASDAQ National Market on Wednesday, September 30, 1998, or $10.313 per share, was approximately $1,625,061, $406,270, $406,270, $406,260 and
     $406,260  for  Messrs.   Brown,   Bluestone,   Hankle,   Bebber  and  Fort,
     respectively.

(4) Options awarded in fiscal 1997 and 1996 were awarded pursuant to the Harbor Federal Savings Bank 1994 Incentive Stock Option Plan. All share awards from those years have been restated to take into account the Conversion, whereby each share of Harbor Florida Bancorp, Inc. common stock was exchanged for 6.0094 shares of the Common Stock. Options awarded in fiscal 1998 were awarded pursuant to the Plan.

                                   ----------

     Option Grants in Last Fiscal Year. The following table provides information on option grants in fiscal 1998 to Messrs. Brown, Bluestone, Hankle, Bebber and
Fort:

                                                                                                     Potential Realizable Value
                                                                                                        at Assumed Annualized
                                                                                                        Rates of Stock Price
                                                                                                          Appreciation for
                                                       Individual Grants                                   Option Term(1)
                               -------------------------------------------------------------------   --------------------------
                                                         % of Total
                                                           Options
                                           Number of      Granted to     Exercisable
                               Date of      Options      Employees in     Price Per     Expiration
           Name                Grant(2)     Granted       Fiscal Year      Share(3)        Date           5%              10%
           ----                --------     -------       -----------      --------     ----------    ----------      ----------
    Michael J. Brown, Sr.      9/18/98       262,623         21.25%        $10.69        9/18/08      $1,764,827      $4,475,096
    Don W. Bebber              9/18/98        65,656          5.31          10.69        9/18/08         441,208       1,118,778
    Robert W. Bluestone        9/18/98        65,656          5.31          10.69        9/18/08         441,208       1,118,778
    David C. Hankle            9/18/98        65,656          5.31          10.69        9/18/08         441,208       1,118,778
    Albert L. Fort             9/18/98        65,655          5.31          10.69        9/18/08         441,202       1,118,761

----------
(1) "Potential Realized Value" is disclosed in response to the SEC's rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by stockholders as, representations or projections of future value of the Common Stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Common Stock price increased 5% per year for ten years from its closing price on Friday, September 18, 1998, $10.69 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $17.41 per share for an increase of $6.72 per share; and if the stock increased 10% per year over such period, the ending stock price would be $27.73 per share for an increase of $17.04 per share.

(2) All options granted on September 18, 1998, become exercisable in annual installments of 10% of the total grant, beginning on September 18, 1999.

(3)  The exercise price is equal to the closing price on September 18, 1998.

                                   ----------

     Aggregate Option Exercises and Year-End Option Values. The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1998 by Messrs. Brown, Bebber, Bluestone, Fort and Hankle. The table also sets forth the number of shares covered by exercisable and unexercisable options held by the named individuals on September 30, 1998, and the aggregate gains that would have been realized had these options been exercised on September 30, 1998, even though these options were not exercised, and the unexercised options could not have been exercised, on September 30, 1998. Certain per share numbers are adjusted for the Conversion whereby all existing shares of Harbor Florida Bancorp, Inc. were exchanged for 6.0094 shares of Common Stock.

                                Shares
                              Acquired On
                               Exercise                           Number of Shares                Value of Unexercised
                                During          Value          Covered by Unexercised                 In-The-Money
           Name               Fiscal 1998    Realized(1)         Options on 9/30/98             Options As Of 9/30/98(2)
           ----               -----------    -----------    -----------------------------    ------------------------------
                                                            Exercisable     Unexercisable    Exercisable      Unexercisable
                                                            -----------     -------------    -----------      -------------
Michael J. Brown, Sr.            192,300     $1,979,368            0            327,524            $0            $455,326
Don W. Bebber                          0              0       33,436             83,010       289,188             141,597
Robert W. Bluestone               14,350        136,167            0             83,010             0             141,597
Albert L. Fort                    14,350        136,167            0             83,009             0             141,597
David C. Hankle                   42,377        427,248            0             83,011             0             141,597

----------
(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the Common Stock received upon exercise computed using the price of the last sale of the Common Stock on the exercise date, as quoted on the Nasdaq National Market and then, if necessary, adjusted for the Conversion. All options exercised had an adjusted exercise price of $1.66 per share. Mr. Brown exercised 24,037 options on April 23, 1998, when the adjusted market price of the Common Stock was $12.50 per share and 168,263 options on July 7, 1998, when the market price of the Common Stock was $11.875 per share. Mr. Bluestone exercised 14,350 options on January 6, 1998, when the adjusted market price of the Common Stock was $11.149 per share. Mr. Fort exercised 14,350 options on January 20, 1998, when the adjusted market price of the Common Stock was $11.149 per share. Mr. Hankle exercised 28,028 options on October 15, 1997, when the adjusted market price of the Common Stock was $11.61 per share and 14,349 options on April 13, 1998, when the market price of the Common Stock was $12.00 per share.

(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the Common Stock that will be received upon exercise, assuming such exercise occurred on Wednesday, September 30, 1998, at which date the last sale of the Common Stock as quoted on the NASDAQ National Market was at $10.313 per share.

                                   ----------

     Employee Stock Ownership Plan. In 1994, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank. Following the creation of Bancshares, investments in the Harbor Florida Bancorp, Inc., and previously the Bank's, common stock by the ESOP were exchanged for Common Stock.

     As of September 30, 1998, the ESOP held 2,233,527 shares of Common Stock. These shares represent both those received by the ESOP in exchange for shares of Harbor Florida Bancorp, Inc. common stock held before the Conversion and as well as shares purchased by the ESOP in the Conversion. Shares of Common Stock purchased by the ESOP were funded by borrowed funds from Bancshares in the Conversion. Shares purchased in the Conversion by the ESOP will be allocated to participants' accounts over 20 years.

     The ESOP is administered by an unaffiliated corporate trustee in conjunction with the Compensation Committee of the Board. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

     GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Bancshares' statement of financial condition. Since the ESOP is borrowing from Bancshares, such obligation is eliminated in consolidation. However, the cost of unallocated shares are treated as a reduction of shareholders' equity.

     Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of five years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

     The ESOP is subject to the requirements of ERISA and the regulation of IRS and the United States Department of Labor.

     Pension Plan. The Bank provides a noncontributory, defined benefit pension plan through the Financial Institutions Retirement Fund of White Plains, New York (the "Pension Plan") which covers all full-time employees who have one year of service with Harbor Federal and have attained twenty-one years of age. An employee is 100% vested in the Pension Plan when he/she completes five years of employment at the Bank. Employees who reach the age of sixty-five (65) are also 100% vested in the Pension Plan, regardless of completed years of employment.

     The following table illustrates the annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of average annual salary and years of service.

Average
Salary                     5            10           15           20            25            30            35
------                  -------       -------      -------      -------      --------      --------       --------
$ 20,000                $ 2,000       $ 4,000      $ 6,000      $ 8,000      $ 10,000      $ 12,000       $ 14,000
$ 40,000                $ 4,000       $ 8,000      $12,000      $16,000      $ 20,000      $ 24,000       $ 28,000
$ 60,000                $ 6,000       $12,000      $18,000      $24,000      $ 30,000      $ 36,000       $ 42,000
$ 80,000                $ 8,000       $16,000      $24,000      $32,000      $ 40,000      $ 48,000       $ 56,000
$100,000                $10,000       $20,000      $30,000      $40,000      $ 50,000      $ 60,000       $ 70,000
$125,000                $12,500       $25,000      $37,500      $50,000      $ 62,500      $ 75,000       $ 87,500
$150,000                $15,000       $30,000      $45,000      $60,000      $ 75,000      $ 90,000       $105,000

     Normal retirement benefits under the Pension Plan are based on retirement at or after age sixty-five (65), with the amount of the benefit dependent on years of service as well as average annual salary for the five (5) consecutive years of highest salary during service. However, the maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended, for calculating contributions under qualified defined benefit plans is currently $160,000.

     As of September 30, 1998, Messrs. Brown, Bebber, Bluestone, Fort and Hankle have 22, 22, 20, 14 and 12 credited years of service, respectively, under the Pension Plan. All benefits are computed as a straight-life annuity and are not subject to deduction for Social Security.

     Supplemental Executive Retirement Program. On September 13, 1995, the Board of Directors approved a Supplemental Executive Retirement Plan ("SERP") for President Brown. The SERP became effective on that date. The SERP will pay Mr. Brown an annual retirement benefit at age 65 of 75% of his final five year average earnings, less the amount payable from the Pension Plan and less the amount expected to be paid as a Social Security benefit. The SERP benefit will accrue evenly over Mr. Brown's career so that if Mr. Brown retires or otherwise terminates his employment before attaining age 65, his benefit will be reduced on a pro rata basis. In addition, if Mr. Brown receives his benefit before age 65, such benefit will be subject to a reduction of 3% multiplied by the number of years prior to age 65 that his benefit commences. The SERP is administered by the Compensation Committee. Payments by the Bank to fund the SERP were $106,550 in fiscal 1998.

     Employment Agreement. The Board of Directors entered into a three-year employment agreement with President Brown effective January 6, 1994. On November 12, 1998, the Board voted to approve an extension of this agreement effective January 6, 1999, with a new initial term to continue through January 6, 2002. During the term of the agreement, Mr. Brown's salary is equal to the initial salary plus any increases which the Board of Directors may authorize from time to time. The agreement also provides for reimbursement of reasonable business expenses, participation in the employee benefit programs of the Company or the Bank and certain other perquisites.

     In the event the Company or the Bank terminates President Brown's employment without cause, he will receive a severance payment equal to his salary, and will continue to participate in the employee benefit programs of the Bank, for the balance of the term of the agreement. Mr. Brown's agreement also provides for certain payments in the event of a change of control under the Bank Change in Control Act of 1978, a merger or consolidation, voluntary dissolution, or transfer of all of the Bank's of Bancshares' assets and liabilities. Should one of these events occur, the Bank's agreement with Mr. Brown would be assumed by any acquiring or merging entity. Further, in the one-year period following one of these events, the agreement provides Mr. Brown with certain protection against termination other than for cause and against a material diminution in his duties or reporting responsibilities under the presumption that such a change would amount to an involuntary termination of President Brown's employment with the Bank. Should one of the enumerated events occur, Mr. Brown would be entitled to a severance benefit of three times his base salary plus the amount of bonuses received during the twelve month period preceding the involuntary termination plus the cost of all benefits which Mr. Brown was entitled to in the twelve-month period preceding the involuntary termination, plus, at his election, the excess of the fair value of shares subject to options held by him over their exercise price, which would then be canceled. Total amounts paid to Mr. Brown under this provision of the agreement with the Bank will not exceed an amount which is $100 less than three times the base amount paid to Mr. Brown as the term "base amount" is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986. Any payments under the agreement are also conditioned upon their conformity with the "golden parachute" provisions of
Section 18(k) of the FDI Act.

     Change In Control Agreements. As of March 18, 1998, Bancshares and the Bank entered into Change in Control Agreements with each of Messrs. Bluestone, Bebber, Hankle and Fort. These agreements provide that, should the officer be terminated by Bancshares or the Bank within one year following a change in control of Bancshares or the Bank (other than termination for cause as defined these agreements), he will receive one year's salary and continue to participate in the certain employee benefit programs of Bancshares and the Bank for 12 months following his termination. The aggregate payments under these agreements, presuming a termination not for cause, are dependent upon the employees' salary and level of benefits at the time of a change in control. If all four (4) senior vice presidents were terminated not for cause during fiscal 1998, the total payment would be $496,259. These agreements have an initial three year term and may be extended by the Board of Directors.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Directors Abernethy, Enns, and Hellstrom, none of whom have ever been an officer or employee of the Bank or Bancshares. None of the above are members of a compensation committee of the Board of Directors of any company other than Bancshares and the Bank.

     Report of the Compensation Committee. The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors compensation levels for executive officers and evaluates executive officer performance.
During fiscal 1998 the Committee consisted of Messrs. Abernethy, Enns and Hellstrom. All are outside directors of the Company.

     The Company's compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key officers. To achieve this goal, the Company's compensation policy integrates base salary with annual bonuses, as well as awards of stock options and restricted stock. The Committee considers each potential element when determining compensation goals.

     President Brown's compensation and related benefits are based principally on his rights under his employment agreement with the Bank, which is described elsewhere in this Proxy Statement. However, the Committee also considers the performance of the Company as well as the performance of the Common Stock. Pursuant to the employment contract, Mr. Brown's salary was $265,057 for fiscal 1998. Mr. Brown's present salary is $279,620. Mr. Brown's salary is based on many factors, including , the Company's Return on Assets ("ROA"), the Company's Return on Equity ("ROE"), the price of the Common Stock throughout fiscal 1998 as well as the successful consummation of the Conversion on March 18, 1998, which resulted in the formation of the Company as a publicly traded entity. The Committee noted that the Company's return on average assets for fiscal 1998 was 1.40%.

     In addition to reviewing this information in determining Mr. Brown's compensation, the Committee reviewed the Bank's prior year's financial performance and prevailing market rates of compensation for Mr. Brown's position. In particular, the Committee took note of the Bank's historical net income.

                                              Richard B. Hellstrom, Chairman
                                              Bruce R. Abernethy, Sr.
                                              Edward G. Enns


                              CERTAIN TRANSACTIONS

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or an executive officer that exceeded in the aggregate an amount equal to the greater of $25,000 or 5% of the Bank's capital and surplus, or in any event $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

     In addition, Frank H. Fee, III, a director of the Company, is also President of the law firm of Fee & Koblegard, P.A. which does business under the registered firm name of Fee, Koblegard & DeRoss, a general practice law firm. The Company paid approximately $122,000 in legal fees in the year ended September 30, 1998 to this law firm.

     Richard K. Davis, a director of the Company, is also chairman of Richard K. Davis Construction Corp. ("Davis Construction"). In the year ended September 30, 1998, the Company paid Davis Construction a total of $106,668 for a roof on a new branch facility and re-roofing of existing branch facilities. Additionally, Davis Construction constructed a new office and drive-in facility for the Company. This contract for $926,984 was awarded June 25, 1997. The contract was put out for competitive bid and was awarded to Davis Construction because it submitted the lowest bid for the contract. In the year ended September 30, 1998, total payments relating to this contract were $853,990. Additional payments made during 1998 for tenant improvements in the new office totaled $102,938.

     Prior to Richard N. Bird's nomination and subsequent election to the Board of Directors of the Company, Bird Realty Group, Inc. entered into a listing agreement with the Company on property listed at $3,895,000. Commissions of $30,833 were paid to Bird Realty in the year ended September 30, 1998, with regard to the sale of a portion of the property. The remaining properties are no longer listed with Bird Realty.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES

     To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended September 30, 1998, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act.

                                PERFORMANCE GRAPH

     The following graph shows a 57 month comparison of cumulative total return on the Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the NASDAQ National Market and NASDAQ Bank Stocks for the period beginning January 6, 1994, the day the Bank's common stock began trading, through September 30, 1998. The price of the Common Stock, as reflected in the graph, has been adjusted for the Conversion, whereby all existing shares of Harbor Florida Bancorp, Inc. were exchanged for 6.0094 shares of Common Stock. The graph was derived from a limited period of time and, in part, reflects the market's reaction to the initial public offering of the Harbor Federal's common stock, as well as the Conversion. As a result, is not necessarily indicative of possible future performance of the Common Stock.


   [THE FOLLOWING TABLE WAS REPRESENTED BY A GRAPH IN THE PRINTED MATERIALS.]

                             1/6/94        9/30/94         9/30/95         9/30/96         9/30/97         9/30/98
                             ------        -------         -------         -------         -------         -------
Harbor Federal               100.000       192.934         237.796         326.117         637.298         718.285
Nasdaq Index                 100.000        98.441         135.987         161.329         221.449         226.355
Nasdaq Bank Index            100.000       108.739         137.101         174.966         291.488         289.269

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of KPMG LLP, Certified Public Accountants, to continue as independent auditors for the Company for the fiscal year ending September 30, 1999, subject to ratification of such appointment by the stockholders. A representative of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1999 UNDER THIS PROPOSAL II.

                 PROPOSAL III - APPROVAL OF AN AMENDMENT TO THE
                            HARBOR FLORIDA BANCSHARES
                            1998 STOCK INCENTIVE PLAN

     The Company's Board of Directors adopted the 1998 Stock Incentive Plan (the "Stock Incentive Plan" or the "Plan") and the stockholders approved the Plan on September 18, 1998, (the "Effective Date"). Pursuant to the Plan, up to
1,658,675 shares of Common Stock are reserved for issuance by the Company upon the exercise of stock options to be granted to officers, directors, and employees from time to time. The Plan also provides for the maximum 663,470 shares to be reserved for the award of restricted stock (the "RRP Stock"). The Company is now submitting an amendment to the stockholders for approval (the "Plan Amendments"). The full text of the Plan Amendment is set forth as Appendix A to this proxy statement and the summary of the Plan Amendments provided below is qualified in its entirety by such reference.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE HARBOR FLORIDA BANCSHARES 1998 STOCK INCENTIVE PLAN UNDER THIS PROPOSAL III

     General. The Stock Incentive Plan authorizes the granting of options to purchase Common Stock and awards of RRP Stock. All officers, employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan is administered by the Compensation Committee of the Company (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy the awards under the Stock Incentive Plan. If authorized but unissued shares are utilized to fund the exercise of options granted under the Stock Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders. Management's current intention is to purchase Common Stock from market sources in order to fund the grants of RRP Stock. However, management's intention is based on current market conditions and is subject to change.

     As of December 31, 1998, 1,498,615 options had been granted and 630,296 shares of RRP Stock had been awarded pursuant to the Plan. See "Beneficial Ownership of Common Stock" and "Proposal I - Election of Directors -- Executive Compensation."

     Purpose of Amendment. Pursuant to regulations of the Office of Thrift Supervision (the "OTS") applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion of a federally chartered savings institution or mutual holding company, the Plan contains certain restrictions and limitations, including among others, provisions requiring the vesting of options and RRP Stock granted to occur no more rapidly than ratably over a five year period and the resultant prohibition against accelerated vesting of option and RRP Stock grants upon the occurrence of an event other than the death or disability of the option holder, such as in the case of a change in control of the Company or retirement of an optionee.

     OTS interpretive letters permit amendment of stock benefit plans to eliminate the provisions of the Plan which reflect the restrictions and limitations described above, provided that stockholder ratification of such amendments is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has proposed the Plan Amendments, subject to approval by stockholders of the Company, for the purpose of eliminating such restrictions and limitations. The Company does not have any present intention to engage in any transaction that would result in the accelerated vesting of options or RRP Stock as permitted by the Plan Amendments and there can be no assurances that any such transaction will occur. Nevertheless, the Board has determined that the implementation of the Plan Amendments is in the best interests of the stockholders of the Company, as well as the officers, directors and employees of the Company.

     The Plan Amendments do not increase the number of shares of Common Stock reserved for issuance under the Plan or alter the classes of individuals eligible to participate in the Plan. In the event that the Plan Amendments are not ratified by stockholders at the Annual Meeting, the Plan Amendments will not take effect, but the Plan will remain in effect. The principal provisions of the Plan, as amended by the Plan Amendments, are described below.

     Stock Option Awards. The Stock Incentive Plan permits the award of options to employees and officers of the Bank or the Company in the form of either incentive options qualified under ss. 422 of the Code ("Incentive Stock options" or "ISO") or as nonqualified stock options. Non-employee directors are only eligible to receive grants of non-qualified stock options. Under the Stock Incentive Plan, the Committee determines which non-employee directors, officers and employees will be granted options, whether such options will be ISOs or nonqualified stock options, and when such options can be exercised. Under the terms of the Stock Incentive Plan, any option granted prior to March 18, 1999, may not vest in annual installments of greater than 20% of the number of shares underlying the award unless accelerated upon a change in control. Vesting must not commence earlier than at least one year from the date of the grant. The exercise price of all Incentive Stock options must be on 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The criteria used for the award of options is determined by the Committee. The Committee may take into account job duties and responsibilities, seniority, job performance, and a comparison of similar awards by companies comparable to the Company when granting options to officers, employees and directors.

     Incentive Stock Options may only be granted to officers and employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant and the term of the option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding Common Stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

     The Stock Incentive Plan permits the Committee to grant, in its discretion, non-qualified options at fair market value to directors, as well as to officers and employees. Unless sooner terminated, the Stock Incentive Plan will be in effect until September 18, 2008.

     Tax Treatment of Options. A recipient will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If certain holding periods are satisfied, upon disposal of the Common Stock, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

     For nonqualified stock options and, in the case of a disqualifying disposition of an Incentive Stock Option, a recipient will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price of the option is exceeded by the fair market value of the Common Stock purchased by exercising an option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a nonqualified stock option, or due to a disqualifying disposition of an Incentive Stock Option, would be a deductible expense for tax purposes by Bancshares.

     As of February 2, 1999, the closing price per share of the Common Stock as reported on the NASDAQ National Market was $11.031.

     Recognition and Retention Plan Stock Awards. The Stock Incentive Plan also permits the use of Recognition and Retention Plan Stock awards ("RRP Stock"). The terms of the RRP Stock awards shall be set by the Committee at the time of grant; however, any RRP Stock granted prior to March 18, 1999 may not vest at a rate greater than 20% per year unless accelerated upon a change in control nor begin to vest sooner than one year from the date of grant. The use of RRP Stock is intended to enable the Company and the Bank to retain personnel of experience and ability in key positions of responsibility. Restricted stock awards to officers, employees and non-employee directors are granted based upon a number of factors to be determined by the Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to the Company.

     Tax Treatment of RRP Stock. Recipients of the RRP Stock will recognize income for the taxable years in which stock becomes vested without restriction, unless the recipients elect to be taxed in an earlier year before the RRP Stock is vested. The Company will receive a tax deduction for the fair market value of the shares when included in income by recipients. Any increase in the value of the Common Stock would increase the tax deduction taken by the Company. Likewise a decrease in the value of the Common Stock would decrease the tax deduction taken by the Company.

     Amendment, Termination or Revision of the Stock Incentive Plan. The Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by stockholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the SEC under Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements. The Stock Incentive Plan terminates ten years after the Effective Date. Options cannot be revised unless, consistent with the terms of the Stock Incentive Plan, the recipient consents. The Stock
Incentive Plan also permits options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Committee shall be conclusive and binding on the Company and any participants. The Committee's adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

     Accelerated Vesting Upon a Change in Control or Retirement . Currently, the Plan requires that options and RRP Stock granted to directors or employees become first exercisable no more rapidly than ratably over a five-year period (with acceleration upon death or disability). As permitted by OTS interpretive letters, the Plan Amendments will specifically authorize the acceleration of vesting of options and RRP Stock upon either (i) a Change in Control (as such term is defined in the Plan Amendments, attached hereto as Exhibit A); or (ii) retirement, provided that such amendments are approved by the stockholders. Such Plan Amendments will affect previously awarded options and RRP Stock and any options and RRP Stock that may be granted in the future. Pursuant to the Plan, as amended by the Plan Amendments, upon a Change in Control, all options and RRP Stock that is outstanding as of the date of a Change in Control will automatically become exercisable and non-forfeitable.

                  PROPOSAL IV - APPROVAL OF ADJOURNMENT OF THE
                                 ANNUAL MEETING

     In the event that there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal IV the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. The Board of Directors recommends that stockholders vote their proxies in favor of such adjournment under this Proposal IV so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to stockholders other than an announcement of such at the Annual Meeting.

     Approval of adjournment, if necessary, under this Proposal IV requires the affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
             FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL IV.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in the Company's proxy statement and form of proxy related to the Company's 2000 Annual Meeting of stockholders must be received by the Company by September 23, 1999, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any stockholder proposal which does not meet the requirements of the SEC in effect at that time.

                      NOTICE OF BUSINESS TO BE CONDUCTED AT
                           A SPECIAL OR ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

                                     By Order of the Board of Directors

                                     /s/ Michael J. Brown, Sr.
                                     ------------------------------------
                                     Michael J. Brown, Sr.
                                     President and CEO


Fort Pierce, Florida
February 5, 1999

                                                                       EXHIBIT A


                                Amendment to the
                         Harbor Florida Bancshares, Inc.
         1998 Stock Incentive Plan for Directors, Officers and Employees


     1. Revision to the Plan by addition of the following Section X in its entirety as follows:

          X.   Plan Provisions Effective as of March 19, 1999.

     (a) Notwithstanding anything herein to the contrary, upon a Change in Control of the Company or the Bank, all outstanding awards of RRP Stock and options shall be immediately 100% exercisable and non-forfeitable.

     (b) "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company or the Bank; (ii) the merger or recapitalization of the Company or the Bank whereby the Company or the Bank is not the surviving entity; (iii) a change in control of the Company or the Bank, as otherwise defined or determined by the Office of Thrift Supervision ("OTS") or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or the Bank by any person, trust, entity or group. This limitation shall not apply to the purchase of shares of up to 25% of any class of securities of the Company or the Bank by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. Section 574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (c) Notwithstanding anything herein to the contrary, upon the retirement, as such term is defined by the Committee from time to time, pursuant to the policies of the Company, of a Participant, all outstanding awards of RRP Stock and options held by the retiring Participant, shall be immediately 100% exercisable and non-forfeitable to the same extent as if the Participant's employment had been terminated by reason of disability.

REVOCABLE PROXY                                                  REVOCABLE PROXY


                         HARBOR FLORIDA BANCSHARES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            HARBOR FLORIDA BANCSHARES, INC. TO BE USED AT THE ANNUAL
                    MEETING OF STOCKHOLDERS ON MARCH 19, 1999

     The undersigned being a stockholder of Harbor Florida Bancshares, Inc. hereby appoints Michael J. Brown, Sr. and Frank H. Fee, III, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 10:00 a.m., Florida Time, on March 19, 1999, Old City Hall Annex, 315 Avenue A, Fort Pierce, Florida 34950, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address below.

     This proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under PROPOSAL I, FOR the auditors under PROPOSAL II, FOR the amendment to the 1998 Stock Incentive Plan for Directors, Officers and Employees under PROPOSAL III and FOR the adjournment of the Annual Meeting under PROPOSAL IV.



                                    NEW ADDRESS:

                                    -----------------------------

                                    -----------------------------

                                    -----------------------------

The Board of Directors recommends a vote FOR PROPOSALS I, II, III and IV.

     I.   Election of two directors for three year terms each.

          Nominees:  Bruce R. Abernethy and Edward G. Enns

          ___   FOR all nominees.              ___   WITHHELD from all nominees.

          ___   FOR, except vote withheld from the following:

                Nominee:  _______________

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)


     II.  Ratification  of  the  appointment  of  KPMG  LLP,   Certified  Public
          Accountants, as Harbor Florida Bancshares' independent auditors for the fiscal year ending September 30, 1999.

              ___  FOR             ___  AGAINST               ___  ABSTAIN

     III. Adoption of an amendment to the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees.

              ___  FOR             ___  AGAINST               ___  ABSTAIN


     IV. Approval of adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting of stockholders to approve one or more of the Proposals.

              ___  FOR             ___  AGAINST               ___  ABSTAIN

     In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

[                                           ]  Dated: _________________, 1999

                                               ---------------------------------

                                               ---------------------------------
[                                           ]  (Signature)

                                                Please date this Revocable Proxy
                                                and   sign,   exactly   as  your
                                                name(s)  appears  on your  stock
                                                certificate.  If  signing  as  a
                                                fiduciary, please give your full
                                                title.


MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING:  ____